     As filed with the Securities and Exchange Commission on April 26, 2002
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                                NOBLE CORPORATION
             (Exact name of registrant as specified in its charter)

              CAYMAN ISLANDS                             98-0366361
 (State of incorporation or organization)    (IRS Employer Identification No.)

       13135 SOUTH DAIRY ASHFORD, SUITE 800
                 SUGAR LAND, TEXAS                        77478
     (Address of principal executive offices)           (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                                     Name of Each Exchange on
                            Title of Each Class                                      Which Each Class is to be
                            to be so Registered                                               Registered
                 ORDINARY SHARES, PAR VALUE $0.10 PER SHARE                           NEW YORK STOCK EXCHANGE

 PREFERRED SHARE PURCHASE RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING            NEW YORK STOCK EXCHANGE
                PREFERRED SHARES, PAR VALUE $1.00 PER SHARE

Securities to be registered pursuant to Section 12(g) of the Act:      NONE


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



ITEM 1.  Description of Registrant's Securities to be Registered.

         The information for the Ordinary Shares and the Preferred Share Purchase Rights under the caption "Description of Authorized Shares of Noble-Cayman" set forth in the Registration Statement on Form S-4 (Registration No. 333-84278) of Noble Corporation (the "Company") filed with the Securities and Exchange Commission on March 13, 2002 is incorporated herein by reference.

ITEM 2.  Exhibits.

Exhibit No.  Description of Exhibit
-----------  ----------------------
1            Memorandum of Association of the Company (incorporated by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4,
             Registration No. 333-84278)

2 Articles of Association of the Company (incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-4,
             Registration No. 333-84278)

3 Specimen Ordinary Share Certificate, par value US$0.10 per share, of the Company (incorporated by reference to Exhibit 3.5 of the Company's Registration Statement on Form S-4, Registration No.
             333-84278)

4            Terms of Series A Junior Participating Preferred Shares of the
             Company (incorporated by reference to Exhibit 4.1 of the Company's
             Registration Statement on Form S-4, Registration No. 333-84278)

5            Rights Agreement between the Company and UMB Bank, N.A., as Rights
             Agent, which includes the Form of Right Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.1 of the Company's
             Registration Statement on Form S-4, Registration No. 333-84278)


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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       NOBLE CORPORATION



Date: April 25, 2002                   By:       /s/ ROBERT D. CAMPBELL
                                          --------------------------------------
                                                     Robert D. Campbell
                                                         President



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